Exhibit 23.2

Consent Of Registered Auditors And Chartered Accountants

As registered auditors and chartered accountants, we hereby consent to the incorporation by reference of our report dated August 4, 1997, on the financial statements of The MBL Group Plc as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, included in NFO Worldwide, Inc.'s current report on Form 8-K dated October 22, 1997, into NFO Worldwide, Inc.'s previously filed Registration Statements, File Nos. 33-73516, 33-83002, 33-91936, 333-24297 and 333-24299.

                                        /s/ SOTERIOU BANERJI

                                        SOTERIOU BANERJI

London, England
October 20, 1997